                                                                     EXHIBIT 4.3

               THIRD AMENDED AND RESTATED SUBSIDIARIES GUARANTEE


              THIRD AMENDED AND RESTATED GUARANTEE, dated as of July 1, 1998, made by each of the corporations that are signatories hereto (the "Guarantors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"), for the banks and other financial institutions (the "Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of April 25, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Sybron International Corporation, a Wisconsin corporation (the "Parent"), Ormco Corporation, a Delaware corporation ("Ormco"), Kerr Corporation, a Delaware corporation ("Kerr"), Nalge Nunc International Corporation, a Delaware corporation ("NNI"), Erie Scientific Company, a Delaware corporation ("Erie"), Barnstead Thermolyne Corporation, a Delaware corporation ("Barnstead"; Ormco, Kerr, NNI, Erie and Barnstead are collectively referred to herein as the "Subsidiary Borrowers"; and the Parent and the Subsidiary Borrowers are collectively referred to herein as the "Borrowers"), the Lenders, the Administrative Agent and Chase Securities Inc., as arranger.


                             W I T N E S S E T H:


              WHEREAS, the Parent owns directly or indirectly all of the issued and outstanding stock of each Guarantor;

              WHEREAS, the Parent, the Subsidiary Borrowers and the Guarantors are members of the same consolidated group of companies and engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans and the Letters of Credit (as defined in the Credit Agreement); and

              WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Parent and the Subsidiary Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

              NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Parent and the Subsidiary Borrowers under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

              1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

              (b)  As used herein "Obligations" means (i) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent or any of the Subsidiary Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the
Loan Parties to the Administrative Agent or to
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                                                                               2


the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders) or otherwise and (ii) all obligations of any of the Borrowers to any Lender or any Affiliate of any Lender under or in connection with any Interest Rate Agreement or foreign exchange contract.

              (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and paragraph references are to this Guarantee unless otherwise specified.

              (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              2. Guarantee. (a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (other than any obligations owing directly by such Guarantor as a Subsidiary Borrower).

              (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

              (c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

              (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

              (e) No payment or payments made by any of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify,
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                                                                               3


reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

              (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

              3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

              4. Right of Set-off. Upon the occurrence of any Event of Default, each Guarantor hereby irrevocably authorizes each Lender at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to such Lender hereunder and claims of every nature and description of such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Document or otherwise, as such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

              5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor
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                                                                               4


in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

              6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any such Borrower or any such other Guarantor or guarantor or any release of any such Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

              7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the Borrowers or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

              8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

              9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

              10. Representations and Warranties. Each Guarantor hereby represents and warrants that:

              (a) it is a corporation duly organized, validly existing and in good standing (or similar concept under applicable law) under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

              (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

              (c) this Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

              (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

              (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

              (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (1) with respect to this Guarantee or any of the transactions contemplated hereby or (2) which could reasonably be expected to have a Material Adverse Effect; and

              (g) it has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien of any nature whatsoever except as permitted by subsection 7.3 of the Credit Agreement.

              Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing by any Borrower under the Credit Agreement on and as of the relevant Borrowing Date as though made hereunder on and as of such date.

              11. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

              12. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, three days after deposited in the mails, postage prepaid, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

              (a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in or referred to in subsection 11.2 of the Credit Agreement; and

              (b) if to any Guarantor, at its address or transmission number for notices set forth under its name below.

              The Administrative Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

              13. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Administrative Agent.

              14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              15. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

              16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Administrative Agent (other than supplements, in form and substance acceptable to the Administrative Agent, for the purpose of adding new Guarantors), provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.
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                                                                               8


              (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

              (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

              17. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

              18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

              19. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

              20. Submission To Jurisdiction. Each of the Guarantors hereby irrevocable and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

              (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to pleas or claim the same;

              (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant to the terms of Section 12 hereof;

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

              (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

              21. Acknowledgements. Each Guarantor hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents;

              (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Guarantors on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

              (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

              22. WAIVERS OF JURY TRIAL. THE GUARANTORS AND THE ADMINISTRATIVE AGENT AND THE LENDERS BY THEIR ACCEPTANCE HEREOF HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

              IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                           BARNSTEAD THERMOLYNE CORPORATION
                                           ERIE SCIENTIFIC COMPANY
                                           ERIE SCIENTIFIC COMPANY OF
                                             PUERTO RICO
                                           EVER READY THERMOMETER CO., INC.
                                           RICHARD-ALLAN SCIENTIFIC COMPANY
                                           NEW ENGLAND REAGENT LABORATORY, INC.
                                           CASCO STANDARDS, INC.
                                           THE NAUGATUCK GLASS COMPANY
                                           NALGE NUNC INTERNATIONAL CORPORATION
                                           SYBRON DENTAL SPECIALTIES INC.
                                           SAC/ORMCO, INC.
                                           ORMCO CORPORATION
                                           ALLESEE ORTHODONTIC APPLIANCES, INC.
                                           SAC/KERR, INC.
                                           KERR CORPORATION
                                           METREX RESEARCH CORPORATION
                                           BELLE DE ST. CLAIRE, INC.
                                           SAC/COMMONWEALTH, INC.
                                           SYBRON COMMONWEALTH HOLDINGS, INC.
                                           SYBRON TRANSITION CORP.
                                           MEXOSERV COMPANY
                                           REMEL INC.
                                           DIAGNOSTIC REGENTS, INC.
                                           SYBRON LABORATORY PRODUCTS
                                             CORPORATION
                                           OWL SEPARATION SYSTEMS, INC.
                                           ALEXON-TREND, INC.
                                           VIRO RESEARCH INTERNATIONAL, INC.
                                           CARR-SCARBOROUGH MICROBIOLOGICALS,
                                             INC.
                                           CLINICAL STANDARDS LABS, INC.
                                           LIDA MANUFACTURING CORPORATION
                                           LRS ACQUISITION CORP.
                                           "A" COMPANY ORTHODONTICS
                                           NALGE PROCESS TECHNOLOGIES GROUP,
                                             INC.

                                           CHASE SCIENTIFIC GLASS, INC.
                                           NATIONAL SCIENTIFIC COMPANY
                                           SUMMIT BIOTECHNOLOGY, INC.



                                           -------------------------------------
                                           By:    John J. Buono, Assistant
                                                  Treasurer

                                           Address for Notices:

                                           c/o Sybron International Corporation
                                           411 East Wisconsin Avenue, 24th Floor
                                           Milwaukee, Wisconsin  53202
                                           Fax:  (414) 274-6561